Exhibit 24

POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes and appoints J. Barry Griswell, Michael H. Gersie, Karen E. Shaff and Joyce N. Hoffman, and each of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on such person's behalf individually and in each capacity stated below the Annual Report on Form 10-K for the year ended December 31, 2004, pursuant to the Securities Exchange Act of 1934, as amended, of Principal Financial Group, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person could do in person, hereby ratifying and confirming all that such attorney-in-fact or agent may lawfully do or cause to be done by virtue hereof.

Dated as of February 28, 2005

/s/ J. BARRY GRISWELL J. Barry Griswell Chairman, President and Chief Executive Officer, Director	/s/ SANDRA L. HELTON Sandra L. Helton Director
/s/ MICHAEL H. GERSIE Michael H. Gersie Executive Vice President and Chief Financial Officer	/s/ CHARLES S. JOHNSON Charles S. Johnson Director
/s/ BETSY J. BERNARD Betsy J. Bernard Director	/s/ WILLIAM T. KERR William T. Kerr Director
/s/ JOCELYN CARTER-MILLER Jocelyn Carter-Miller Director	/s/ RICHARD L. KEYSER Richard L. Keyser Director
/s/ GARY E. COSTLEY Gary E. Costley Director	/s/ ARJUN K. MATHRANI Arjun K. Mathrani Director
/s/ DAVID J. DRURY David J. Drury Director	/s/ FEDERICO F. PEÑA Federico F. Peña Director
/s/ C. DANIEL GELATT, JR. C. Daniel Gelatt, Jr. Director	/s/ ELIZABETH E. TALLETT Elizabeth E. Tallett Director